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                                                                    Exhibit 24


                               POWER OF ATTORNEY


The undersigned Directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont's Annual Report on Form 10-K for the fiscal year ended December 26, 1998, together with any and all subsequent amendments thereof in their capacity as Chairman of the Board and hereby ratify all that said attorney-in-fact may do by virtue thereof.

DATED this 24th day of February, 1999.



/s/ Robert B. Daugherty                    /s/ John E. Jones
-------------------------------            -----------------------------
Robert B. Daugherty, Director              John E. Jones, Director


/s/ Charles M. Harper                      /s/ Thomas F. Madison
-------------------------------            -----------------------------
Charles M. Harper, Director                Thomas F. Madison, Director


/s/ Allen F. Jacobson                      /s/ Walter Scott, Jr.
-------------------------------            -----------------------------
Allen F. Jacobson, Director                Walter Scott, Jr., Director


/s/ Lloyd P. Johnson                       /s/ Kenneth E. Stinson
-------------------------------            -----------------------------
Lloyd P. Johnson, Director                 Kenneth E. Stinson, Director


/s/ Robert G. Wallace                      /s/ Charles D. Peebler, Jr.
-------------------------------            -----------------------------
Robert G. Wallace, Director                Charles D. Peebler, Jr.


/s/ Bruce Rhode
-------------------------------
Bruce Rhode

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